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                                                                     Exhibit 3.2

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                          CANYON RESOURCES CORPORATION

                          AMENDED AND RESTATED BYLAWS


                                EFFECTIVE AS OF
                                 MARCH 25, 1998

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                                RESTATED BYLAWS
                                       OF
                          CANYON RESOURCES CORPORATION

                                   ARTICLE I.

                                    Offices

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                                  Stockholders

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at 10:00 o'clock in the morning on the first Wednesday in the month of March in each year, beginning with the year 1980, or such other date as the board shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the president, or by the board of directors, and shall be called by the president at the request of the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Delaware, as the place for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside Delaware, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Delaware.





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         Section 4.  Fixing Date for Determination of Stockholders of Record.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed then the record date shall be: (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, the day on which the first written consent is expressed, and (c) for determining stockholders for any other purpose the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or a vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 6. Voting Lists. The officer who has charge of the stock books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.





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         Section 7.  Quorum.  A one-third of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.

         Section 8. Manner of Acting. When a quorum is present at any meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is required by law or the certificate of incorporation, in which case such express provision shall govern.

         Section 9. Informal Action by Stockholders. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with the Secretary of State of Delaware under the General Corporation Law of the State of Delaware, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provisions of law and that written notice has been given as provided by law.

         Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 11. Voting of Shares. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of this Article, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         Section 12. Voting of Shares by Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship





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respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and if furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

                                  ARTICLE III.

                               Board of Directors

         Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be six. A slate of two of the six directors shall be elected at each annual meeting of stockholders, each slate to serve for three year terms except as provided in Section 3 of this Article. Each director shall hold office until his successor shall have been elected and qualified or until the earliest of his death, resignation, or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause the corporation should have no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of outstanding shares at the time and who have the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting





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of stockholders.  The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president, chairman of the board, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by them.

         Section 6. Notice. Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by notice given at least two days previously thereto by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7.  Quorum.  A majority of the number of directors fixed by
Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. Manner of Acting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation.

         Section 9. Removal. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote for the election of directors.

         Section 10. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of





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the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to amend the certificate of incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 11. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

         Section 12. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         Section 13. Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

                                  ARTICLE IV.

                              Officers and Agents

         Section 1. General. The officers of the corporation shall be a president, a chairman of the board, a secretary and a treasurer. The board of directors may appoint such other officers, assistant officers, and agents, a vice-chairman or vice-chairmen of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. Any number of offices may be held by the same person with the





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exception of the office of president and secretary being held by the same person, or as otherwise provided in the certificate of incorporation or these bylaws.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until the earliest to occur of his death, resignation or removal.

         Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby.

         Section 4. Vacancies. Any officer may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term. If any officer shall be absent or unable for any reason to perform his duties, the board of directors, to the extent not otherwise inconsistent with these bylaws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the board.

         Section 5. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the board of directors or by these by-laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not prescribed by these bylaws or by the board of directors, such officer or agent shall follow the orders and instructions of the president and chairman of the board.

                 (a) President and Chairman of the Board. The president and chairman of the board, subject to the direction and supervision of the board of directors, shall: (i) be the chief executive officers of the corporation and have general and active control of its affairs, business and property and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and
(iv) sign or countersign all certificates, contracts and other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In addition, the president and chairman of the board shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by them, or by written instruments





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appointing a proxy or proxies to represent the corporation, all meetings of the stockholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or proxy, execute written waivers of notice and consents with respect to such meetings.
At all such meetings and otherwise, the president and chairman of the board, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. Subject to the directions of the board of directors, the president shall exercise all other powers and perform all other duties normally incident to the office of president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board.

                 (b) Vice Presidents. The vice presidents, if any shall be elected, and if they be so directed shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

                 (c) Secretary. The secretary shall: (i) record or cause to be recorded the proceedings of the meeting of the stockholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, chairman of the board, or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

                 (d) Treasurer. The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for monies paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president, chairman of the board, and the board of directors statements of account showing





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the financial position of the corporation and the results of its operations;
and (iv) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president, the chairman of the board or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         Section 6. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE V.

                                     Stock

         Section 1. Certificates. Each holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or a vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

         Section 2. Consideration for Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration may consist, in whole or in part, of cash, personal property, real property, leases of real property, services rendered, or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require.

         Section 3. Issuance of Stock. The capital stock issued by the corporation shall be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the corporation in the form or forms set forth in Section 2 of this Article V and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in the form or forms set forth in Section 2 of this
Article V and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided,





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however, nothing contained herein shall prevent the board of directors from issuing partly paid shares as described herein.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend upon partly paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of consideration actually paid thereon.

         The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the board of directors, require, not exceeding in the whole, the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last known post office address at least thirty days before the time for such payment for stock which is not fully paid.

         The corporation may, but shall not be required to, issue fractions of a share. If it does not issue fractions of a share, it shall: (a) arrange for the disposition of fractional interest by those entitled thereto; (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the board of directors may impose.

         The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

         Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu





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thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books.

         Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 7. Transfer Agents, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                  ARTICLE VI.

                                Indemnification

         The corporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware and by the common law of the State of Delaware, shall indemnify each person who is or was an officer, director or employee of the corporation acting in his capacity as such and may indemnify each person who is or was an agent of the corporation acting in his capacity as such. The indemnification rights provided by this Article VI are deemed a contract between the corporation and its officers, directors, and employees, and any repeal or modification of those rights will not affect any right of such persons to be indemnified against claims relating to events occurring prior to such repeal or modification. To assure indemnification under this
Article VI of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, Section 145 of said statute shall, for the purposes hereof, be interpreted as follows: "other enterprise" shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be





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deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                                  ARTICLE VII.

                                 Miscellaneous

         Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these bylaws.

         Section 2. Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or a stockholder who voted in favor of such action.

         Section 3. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization and the words "Seal, Delaware". The custodian of the seal shall be the secretary, who along with the president, chairman of the board or other officer authorized by the board of directors, may affix the seal to documents of the corporation.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

         Section 5. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the directors or by the stockholders at any meeting of the stockholders if notice of such alteration, amendment, repeal or adoption is contained in the notice of such stockholders' meeting.

                                    (E N D)





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